Exhibit 99.2
News Release
Copano Energy, L.L.C.

Contacts:	Carl A. Luna, SVP and CFO
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATE RELEASE
Jack Lascar / jlascar@drg-l.com
Anne Pearson/ apearson@drg-l.com
DRG&L/ 713-529-6600

COPANO ENERGY TO PARTICIPATE AT THE CITIGROUP
 ONE-ON-ONE MLP/MIDSTREAM INFRASTRUCTURE CONFERENCE

HOUSTON, August 17, 2011 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that R. Bruce Northcutt, its President and Chief Executive Officer, and Carl Luna, its Senior Vice President and Chief Financial Officer, will participate at the Citigroup One-on-One MLP/Midstream Infrastructure Conference on Wednesday, August 24, 2011 and Thursday, August 25, 2011.  Copano’s presentation will be available on the company’s website at www.copanoenergy.com under “Investor Relations – Presentations” on the morning of August 24, 2011.
Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Texas, Oklahoma, Wyoming and Louisiana.  Its assets include approximately 6,400 miles of active natural gas gathering and transmission pipelines, 250 miles of NGL pipelines and ten natural gas processing plants, with more than one billion cubic feet per day of combined processing capacity and 22,000 barrels per day of fractionation capacity.  For more information, please visit www.copanoenergy.com.

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